EXHIBIT 23.2
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[LOGO] McGladrey & Pullen
       Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in (i) the Registration Statements on Form SB-2 and Form S-4 to be filed by First Clover Leaf Financial Corp. with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by First Federal Financial Services, MHC with the Office of Thrift Supervision, of our report dated February 10, 2006, with respect to the consolidated balance sheets of First Federal Financial Services, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended.

We consent to the references to our firm under the headings "THE CONVERSION-Tax Aspects" and "EXPERTS" in the prospectus included in the Form SB-2, Form S-4 and Form AC.

                                             /s/ MCGLADREY & PULLEN, LLP


Champaign, Illinois
May 2, 2006



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accounting and consulting firms).